Exhibit 23.5

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

August 23, 2021

Penn Virginia Corporation
16285 Park Ten Place, Suite 500
Houston, Texas 77084

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton in the Registration Statement on Form S-4 (the Registration Statement) of Penn Virginia Corporation (the Company) filed with the United States Securities and Exchange Commission (SEC) on or about August 23, 2021. We also consent to the incorporation by reference of the estimates contained in our report entitled “Report as of December 31, 2020 on Reserves and Revenue of Certain Properties with interests attributable to Penn Virginia Corporation” in Part I and in the “Notes to Consolidated Financial Statements” portion of the Annual Report on Form 10-K of the Company for the year ended December 31, 2020 (the Annual Report). In addition, we hereby consent to the incorporation by reference of our report of third party dated January 29, 2021, in the “Exhibits and Financial Statement Schedules” portion of the Annual Report. We also consent to the incorporation of the estimates contained in our report entitled “Report as of April 1, 2021 on Reserves and Revenue of Certain Properties with interests attributable to Penn Virginia Corporation” in the Current Report on Form 8-K of the Company, filed with the SEC on April 23, 2021 (the April Current Report). In addition, we hereby consent to the incorporation by reference of our report of third party dated April 5, 2021, in the “Financial Statements and Exhibits” portion of the April Current Report. We also consent to the incorporation of the estimates contained in our report entitled “Report as of June 30, 2021 on Reserves and Revenue of Certain Properties with interests attributable to Penn Virginia Corporation” in the Current Report on Form 8-K of the Company, filed with the SEC on July 26, 2021 (the July Current Report). In addition, we hereby consent to the incorporation by reference of our report of third party dated July 8, 2021, in the “Financial Statements and Exhibits” portion of the July Current Report.

DeGolyer and MacNaughton

We further consent to specific references to DeGolyer and MacNaughton as an independent petroleum engineering firm in the Registration Statement.

Very truly yours,

/s/DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716